UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2005 the Company entered into an agreement with Wal-Mart Stores East, LP to build a bulk storage facility at CenterPoint Intermodal Center (“CIC”) in Elwood, Illinois.  The facility will be comprised of two distribution buildings of 1.6 million sq. ft. and 1.8 million sq. ft.  The project has commenced with completion scheduled for the second half of 2006.  The transaction is structured as a 15-year lease subject to further renewals, with purchase options upon completion and at year 16.  The agreement is attached hereto, and incorporated herein by reference.

Item 8.01 Other Events

On August 30, 2005, CenterPoint issued a press release announcing that it had entered into the agreement described above.  The press release is attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: August 30, 2005	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated as of August 24, 2005, by and between CenterPoint Properties Trust and Wal-Mart Stores East, LP.

99.1	Press release of the Company dated August 30, 2005